SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 9, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5. OTHER ITEMS

On August 9, 2004, V. I. Technologies, Inc. (“Vitex”) announced that Institutional Shareholder Services, Inc. (“ISS”), a leading provider of proxy advisory services to institutional investors, mutual funds and other fiduciaries, has recommended to its clients that they vote FOR the merger agreement between Vitex and Panacos Pharmaceuticals. ISS has also recommended that its clients vote FOR the proposal to approve the adoption of a supplemental stock option plan and FOR the proposal to increase Vitex’s authorized common stock. A copy of the Vitex press release dated August 9, 2004 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated August 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: August 10, 2004	By:	/s/ Thomas T. Higgins
Thomas T. Higgins, Chief Financial Officer
and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated August 9, 2004.